Share Exchange Agreement

THIS SHARE EXCHANGE AGREEMENT, dated as of January 24, 2013 (this “Agreement”) is entered into by and between Kenactiv Innovations Inc. (“Kenactiv”), a Delaware corporation, located at 7077 East Marilyn Road, Scottsdale, AZ, and Organic Plant Health, Inc. (“OPHI”), a Nevada corporation, located at 9525-100 Monroe Road, Charlotte, NC, U.S.A. Kenactiv and OPHI may also each be referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Kenactiv and OPHI have each determined that the transactions contemplated by this Agreement would be beneficial to their respective companies and shareholders.

WHEREAS, the Parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) Kenactiv will (i) issue Fifty Million (50,000,000) shares of Kenactiv’s common stock (the “Kenactiv Alliance Shares”) to OPHI; and (ii) commit, at the sole discretion of Kenactiv, up to Three Hundred and Fifty Thousand U.S. Dollars ($350,000) in OPHI; and (b) OPHI will issue to Kenactiv 54,062,885 shares of OPHI’s common stock (the “OPHI Shares), representing 97% of all issued and outstanding common stock of OPHI following such issuance.

WHEREAS, for United States federal income tax purposes, the transactions contemplated hereby are intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the “Code”)) and this Agreement is intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the Parties hereto agree as follows:

(1)

ARTICLE I

DEFINITIONS

1.1.	Definitions.

As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means any Person that is (or at any relevant time was) a member of a “controlled group of corporations” with or under “common control” with, or a member of an “affiliated service group” with, or otherwise required to be aggregated with, OPHI as set forth in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Encumbrance” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Governmental Authority” means any domestic, foreign or multi-national federal, state, provincial, regional, municipal or local governmental or administrative authority, including any court, tribunal, agency, bureau, committee, board, regulatory body, administration, commission or instrumentality constituted or appointed by any such authority.

“Hazardous Material” means any chemical, substance, waste, material, pollutant, or contaminant, regardless of quantity, the use, storage, disposal, treatment or transportation of which is regulated under Law.

“Intellectual Property” means all rights arising from or in respect of any of the following in any jurisdiction throughout the world: (i) patents, patent applications, patent disclosures and inventions, utility models, supplementary protection certificates and applications therefore (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, re-examinations, and equivalents thereof (collectively, “Patents”), including any continuations, continuations-in-part, renewals and reissues for any of the foregoing, (ii) Internet domain names, trademarks, service marks, service names, fictional business names, trade dress rights, trade names, brand marks and names, slogans, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered, published and unpublished) and copyrightable works and registrations and applications for registration thereof, and mask works and registrations and applications for registration thereof, (iv) computer software, (specifically excluding all shrink wrap software), data, data bases and documentation thereof, (v) trade secrets and other confidential and proprietary information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, process technology, research and development information, drawings, blue-prints, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information) (collectively, “Trade Secrets”), (vi) copies and tangible embodiments thereof (in whatever form or medium); URLs and internet domain names, and all other intellectual property, industrial rights or proprietary rights (however defined); in each case, owned, used, or licensed by OPHI as licensee or licensor.

“Law” means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

“Leased Real Property” means all real property leased by OPHI together with all improvements, buildings, fixtures located thereon and appurtenant rights and interests associated therewith.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Lien” means any lien, charge, mortgage, deeds of trust, pledge, easement, encumbrance, or security interest.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

“Permits” means any and all of the approvals, authorizations, consents, licenses, permits or certificates (including applications or negotiations thereof) required by any Governmental Authority for the ownership of, leasing or operation of the business or any assets of OPHI.

“Person” means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

“Plan” means (i) all employee benefit plans (as defined in Section 3(3) of ERISA, whether domestic or foreign), and (ii) all bonus (including transaction bonus), incentive compensation, stock appreciation right, phantom stock, restricted stock, restricted stock unit, performance stock, performance stock unit, employee stock ownership, stock purchase, equity or equity-based, deferred compensation, change in control, employment, noncompetition, nondisclosure, vacation, holiday, sick leave, retention, severance, retirement, pension, money purchase, target benefit, cash balance, excess benefit supplemental executive retirement, profit sharing, life insurance, cafeteria (Section 125), adoption assistance, dependent care assistance, voluntary employees beneficiary, multiple employer welfare, accident, disability, fringe benefit, welfare benefit, paid time off, employee loan, and salary continuation plans, programs, policies, agreements, arrangements, commitments, practices, contracts and understandings (written or unwritten) including without limitation, any trust, escrow or other agreement related thereto and any similar plans, programs, policies, agreements, arrangements, commitments, practices, contracts and understandings (written or unwritten).

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Real Property” means the Leased Real Property and any real property owned by OPHI.

“Transaction Documents” means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby.

(2)

ARTICLE II

EXCHANGE OF STOCK

2.1. Exchange.

Subject to the terms and conditions of this Agreement, at the Closing, Kenactiv agrees to transfer to OPHI the Kenactiv Alliance Shares and OPHI agrees to transfer to Kenactiv the OPHI Shares.

2.2. The Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place immediately upon the execution of this Agreement, provided that the last of the conditions set forth in Article VI shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by the Parties (the “Closing Date”).

(b) Subject to the conditions set forth in this Agreement, the Parties agree to consummate the following transactions as soon as practicable following Closing:

(i) OPHI shall assign and transfer to Kenactiv the OPHI Shares, by physically delivering to Kenactiv one (1) or more original issuance stock certificates representing the OPHI Shares; and

(ii) Kenactiv shall assign and transfer to OPHI the Kenactiv Alliance Shares, by physically delivering to OPHI one (1) or more stock certificates representing the Kenactiv Alliance Shares.

(3)

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF KENACTIV

Kenactiv represents and warrants to OPHI that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

3.1. Power and Authority; Enforceability.

(a) Kenactiv is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Kenactiv possesses all requisite power and authority to conduct its business as presently conducted and as proposed to be conducted. Kenactiv is duly qualified and licensed to do business and is in good corporate standing in each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified and licensed..

(b) Kenactiv has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of Kenactiv is necessary to authorize the execution and delivery by Kenactiv of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by OPHI, will constitute a valid and legally binding obligation of Kenactiv, enforceable against Kenactiv in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Consents and Approvals.

Neither the execution, delivery and performance of this Agreement by Kenactiv, nor the consummation by Kenactiv of any transaction related hereto, including the transfer, sale and delivery of the Kenactiv Alliance Shares, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

3.3. No Conflicts.

The execution and delivery by Kenactiv of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the “Contemplated Transactions”) shall not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of Kenactiv, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Kenactiv is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Kenactiv or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the Kenactiv Alliance Shares being conveyed by Kenactiv to OPHI.

3.4. Brokers, etc.

Kenactiv is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the Contemplated Transactions (other than any fees or commissions that are solely for the account of Kenactiv).

3.5. Capitalization of Kenactiv.

As of the date of this Agreement, the capitalization of Kenactiv is as set forth on the capitalization table attached hereto as Schedule 3.5 (the “Kenactiv Capitalization Table”). The Kenactiv Capitalization Table reflects all capital of Kenactiv, whether issued, outstanding, convertible, contingent or otherwise. There are no other shares held in treasury by Kenactiv. All of the securities of Kenactiv have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and any preemptive rights or rights of first refusal of any person. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of capital stock of Kenactiv; there does not exist nor is there outstanding any right or security granted or issued to any person to cause Kenactiv to issue or sell any shares of capital stock or other securities of Kenactiv to any person (including any warrant, stock option, call, put, preemptive right, convertible Indebtedness obligation, subscription for stock or securities convertible into or exchangeable for stock of Kenactiv, or any other equity right, security, instrument or agreement, including without limitation, any stock appreciation rights or phantom stock) not included on Schedule 3.5; and there is no obligation, contingent or otherwise, of Kenactiv to (x) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of Kenactiv, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any other person.

3.6. Liabilities of Kenactiv.

As of the date of this Agreement, the liabilities of Kenactiv are as set forth on the list of liabilities attached hereto as Schedule 3.6 (the “Kenactiv Liabilities”). The Kenactiv Liabilities includes all liabilities of Kenactiv, including contingent liabilities or otherwise.

(4)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF OPHI

OPHI represents and warrants to Kenactiv that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). All representations and warranties set forth in this Article IV which refer to the “Officers’ Knowledge” shall be to the knowledge of William Styles and Alan Talbert (the “Officers”) after diligent investigation.

4.1. Power and Authority; Enforceability.

(a) OPHI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. OPHI possesses all requisite power and authority to conduct its business as presently conducted and as proposed to be conducted. OPHI is duly qualified and licensed to do business and is in good corporate standing in each jurisdiction in which the nature of its business or its ownership of its properties requires it to be so qualified and licensed. OPHI is not in violation of: (i) its Certificate of Incorporation or By-laws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which OPHI is a party or by which OPHI is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to OPHI; or (iv) any judgment, decree or order applicable to OPHI.

(b) OPHI has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of OPHI is necessary to authorize the execution and delivery by OPHI of this Agreement or the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered and, upon execution by Kenactiv, will constitute a valid and legally binding obligation of OPHI, enforceable against OPHI in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2. Consents and Approvals.

Neither the execution, delivery and performance of this Agreement by OPHI, nor the consummation by OPHI of any transaction related hereto, including the transfer, sale and delivery of the OPHI Shares, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under the Federal securities laws which have or will be made.

4.3. No Conflicts.

Except as set forth on Schedule 4.3, the execution and delivery by OPHI of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the Contemplated Transactions shall not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of OPHI, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which OPHI is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to OPHI or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the OPHI Shares being conveyed by OPHI to Kenactiv.

4.4. Brokers' Fees.

OPHI has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transaction (other than any fees or commissions that are solely for the account of OPHI) except for such fees to be paid pursuant to the Consulting Agreement between OPHI and Bespoke Growth Partners, attached hereto as Exhibit A. Payment under the Consulting Agreement shall consist of thirty-five thousand ($35,000) dollars and 37,500 shares of OPHI common stock.

(5)

4.5. Capitalization of OPHI.

As of the date of this Agreement, the capitalization of OPHI is as set forth on the capitalization table attached hereto as Schedule 4.5 (the “OPHI Capitalization Table”). The OPHI Capitalization Table reflects all capital of OPHI, whether issued, outstanding, convertible, contingent or otherwise. All of the securities of OPHI have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws and any preemptive rights or rights of first refusal of any person. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of capital stock of OPHI; there does not exist nor is there outstanding any right or security granted or issued to any person to cause OPHI to issue or sell any shares of capital stock or other securities of OPHI to any person (including any warrant, stock option, call, put, preemptive right, convertible Indebtedness obligation, subscription for stock or securities convertible into or exchangeable for stock of OPHI, or any other equity right, security, instrument or agreement, including without limitation, any stock appreciation rights or phantom stock) not included on Schedule 4.5; and there is no obligation, contingent or otherwise, of OPHI to (x) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of OPHI, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of any other person.

4.6. Liabilities of OPHI.

As of the date of this Agreement, the liabilities of OPHI are as set forth on the list of liabilities attached hereto as Schedule 4.6 (the “OPHI Liabilities”). The OPHI Liabilities includes all liabilities of OPHI, including contingent liabilities or otherwise.

4.7 Subsidiaries.

Schedule 4.7 sets forth each Subsidiary of OPHI (each, a “Subsidiary”, and collectively the “Subsidiaries”). All of the issued and outstanding capital stock of each Subsidiary is wholly owned by OPHI. There are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any equity securities by the Subsidiaries. Each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify.

4.8 Other Ventures.

Except as set forth on Schedule 4.8, OPHI (i) does not own of record or beneficially any equity interest in any other entity; (ii) is not a partner or member of any partnership, limited liability company, joint venture or similar arrangement or agreement; or (iii) does not own or hold the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any entity.

4.9 Taxes.

(a) Except as set forth on Schedule 4.9, all Taxes due and payable by OPHI or claimed and asserted by any taxing authority to be due and payable by OPHI have been timely paid other than taxes which are not yet due or payable or that are being contested in good faith by appropriate proceedings, and for which, in each case, adequate reserves have been established in accordance with GAAP on OPHI’s most recent audited financial statements. All tax returns required to be filed by or on behalf of OPHI in all jurisdictions in which such tax returns are required to be filed (after giving effect to any duly obtained extensions of time in which to make such filings) have been duly and timely filed and are true and complete in all material respects and all such taxes have been paid. Except as set forth on Schedule 4.9, there are no tax claims, audits or government proceedings pending or, to the Officers’ Knowledge threatened in connection with OPHI. There are not currently in force any waivers or agreements binding upon OPHI for the extension of time or statute of limitations within which to file any tax return or for the assessment, payment or collection of any tax. OPHI has properly and timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any Person and has complied with the rules and regulations relating to the withholding and remittance of taxes. OPHI is not a party to or bound by any tax allocation or tax sharing agreement (whether or not written) with any other Person nor does it have any contractual obligation to indemnify any other Person with respect to taxes. OPHI is not and never has been a member of an affiliated group filing or required to file an affiliated, consolidated, combined or unitary Tax Return nor does OPHI have any liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract.

(b) No Liens for taxes exist with respect to any of the assets or properties of OPHI. No claim has been made by any taxing authority in a jurisdiction where OPHI does not file tax returns that it is or may be subject to taxation by, or required to file any tax return in, that jurisdiction. OPHI has not executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other tax rulings from, nor has there been any written agreement executed or entered into on its behalf with, any taxing authority, relating to material taxes, including any IRS private letter rulings or comparable rulings of any taxing authority and closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any Law.

(c) No claim has ever been made in writing to OPHI or any Subsidiary by any governmental authority in a jurisdiction where OPHI or any such Subsidiary does not file tax returns that OPHI or such Subsidiary is or may be subject to taxation by that jurisdiction. Since the date of OPHI's last financial statements, neither OPHI nor any Subsidiary has incurred any liability for taxes other than taxes as to transactions entered into in the ordinary course of business.

(d) None of OPHI or any Subsidiary has engaged in any transaction that, at the time when undertaken, was a “listed transaction” (within the meaning of Treasury Regulations Section 1.6011-4(b)(2)). OPHI is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the five-year period ending on the date of this Agreement.

(e) Neither OPHI nor any Subsidiary has constituted (or did constitute) either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying, or intended to qualify, for tax-free treatment under Section 355 of the Code.

(f) Neither OPHI nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) under either Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law); or (ii) as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, or (B) closing agreement described in Section 7121 of the Code (or an analogous provision of state, local, or foreign law) executed on or prior to the Closing Date.

(6)

4.10 Employees and Contractors.

(a) Except as set forth in Schedule 4.10, there are no pending or, to the Officers’ Knowledge, threatened, controversies, grievances or claims by any employee or former employee of OPHI with respect to his or her employment, termination of employment or compensation and benefits. Except as set forth in Schedule 4.10, there has not been, since the date of OPHI’s most recent audited financial statements, any controversies, grievances or claims by any employee or former employee of OPHI with respect to his or her employment, termination of employment or any compensation and benefits that involve more than Ten Thousand Dollars ($10,000) in claims or damages individually. Since the date of OPHI’s most recent audited financial statements, OPHI is not or has not been a party to, or bound by, any collective bargaining agreement with any labor organization. Since the date of OPHI’s most recent audited financial statements, OPHI has not experienced any strike, work stoppage, lock-up, slow-down or other material labor dispute or any attempt by organized labor or employees to cause OPHI to comply with or conform to demands of organized labor relating to its employees or recognize any union or collective bargaining units. Schedule 4.10 sets forth a complete list of all employees of OPHI as of the Closing. No labor strike or stoppage is pending or to the Officers’ Knowledge threatened against OPHI. OPHI is in material compliance with all Laws relating to the employment of labor, including all such laws relating to wages, hours, the WARN Act, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” as defined by the WARN Act with respect to OPHI since January 1, 2010.

(b) Each independent contractor that currently performs or has in the past performed services for OPHI is subject to written agreements with OPHI. All such independent contractors have been fully paid all amounts owing to them by OPHI through the date hereof, and there are no disputes or controversies between any such independent contractor and OPHI whatsoever, including without limitation, disputes regarding amounts owned or ownership of OPHI intellectual property. All such written agreements are in full force and effect, and neither OPHI nor any such independent contractor is in breach thereof.

(c) There is no agreement, plan, arrangement or other contract covering any Person that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a "parachute payment" within the meaning of Section 280G(b)(1) of the Code. There is no agreement, plan, arrangement or other contract by which OPHI is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code.

4.11 Employee Benefit Plans and Other Compensation Arrangements.

(a) Set forth on Schedule 4.11 is a true and complete list of all OPHI’s Plans. Correct and complete copies of the following documents with respect to OPHI’s Plans have been made available to all Parties to this Agreement, as applicable: (i) plans and related trust documents, insurance contracts or other funding arrangements and all amendments thereto; (ii) the Forms 5500s and all schedules thereto for the most recent two years; (iii) the most recent valuation report; (iv) the most recent IRS determination letter; (v) the most recent summary plan description and subsequent summaries of material modifications; (vi) the most recent audited financial statements; and (vii) written summaries of all non-written Plans;

(b) Except as set forth on Schedule 4.11, neither OPHI nor any ERISA Affiliate has, at any time during the six (6) years preceding the date hereof, sponsored, maintained, been liable under, terminated, participated in, been required to contribute to, or incurred withdrawal liability with respect of, a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) or a plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA and neither OPHI nor any ERISA Affiliate has any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA and Section 412(a) the Code), whether or not waived, with respect to any such plan;

(c) OPHI’s Plans and any related trusts currently satisfy in all material respects, and for all prior periods have satisfied in all material respects, in form and operation, all requirements for any Tax-favored treatment intended for such plan or trust or applicable to plans or trusts of its type, including, as applicable, requirements under Sections 105, 106, 125, 401(a), 401(k) and 501 of the Code, and no event, transaction or condition has occurred or exists that is reasonably likely to result in the loss or limitation of such Tax-favored treatment;

(d) All of OPHI’s Plans have been operated in compliance in all material respects with their respective terms and all Laws, and all contributions required under the terms of OPHI’s Plans or applicable Law have been timely made;

(e) OPHI has no liability of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) with respect to any Plan other than for contributions, payments or benefits due in the ordinary course under the current OPHI Plans, none of which are overdue;

(f) Neither the execution and delivery of this Agreement nor the Contemplated Transactions, will now or at any time in the future (i) result in any payment becoming due to any director, officer, employee, former employee, independent contractor, consultant or agent of OPHI from OPHI under OPHI’s Plan or otherwise; (ii) increase any benefits otherwise payable under OPHI’s Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; or (iv) give rise to an obligation to pay any amount by OPHI or any other Party hereto (or any Affiliate of any Party hereto) or OPHI Plans that would not be deductible by OPHI or any other Party hereto (or Affiliates of any other Party hereto) by reason of Section 280G of the Code;

(g) None of OPHI’s Plans provide life, medical, dental, vision or other welfare benefits to Persons who are not current employees of OPHI or their dependents or for periods longer than one month after termination of employment, except as required by Part 6 of Subtitle B of Title I of ERISA or any similar state Law;

(h) OPHI can terminate OPHI’s Plans without further material liability to OPHI (except for benefits accrued through the date of termination); and

(i) OPHI’s Plans which is a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1) has been maintained and administered in a manner consistent with avoiding adverse Tax consequences under Code Section 409A.

(7)

4.12 Environmental Matters.

(a)	Except as set forth in Schedule 4.12:

(i)              there has been no generation, treatment, storage, release, disposal or transport of any Hazardous Material, regardless of quantity, at, on, under, or from any of the Real Property or any other facility or property owned, leased, occupied, or used by OPHI now or in the past;

(ii)            there are currently no, and have not been any, asbestos- or urea formaldehyde-containing materials incorporated into or used on the buildings or any improvements that are a part of the Real Property, or into other assets or products of OPHI;

(iii)          there are no electrical transformers, capacitors, fluorescent light fixture with ballasts, or other equipment containing polychlorinated biphenyls on the Real Property;

(iv)          all paint or other Hazardous Material not in current, usable inventory has been removed from the Real Property and disposed of in compliance in all material respects with all Laws;

(v)            OPHI has not sent Hazardous Material to a site that, pursuant to any Law (A) has been placed or proposed for placement on the U.S. Environmental Protection Agency’s National Priorities List of hazardous waste sites (the “National Priorities List”) or any similar state list, or (B) is subject to, or the source of, an Order, demand or request from a Government Authority to take “response,” “removal,” or “remedial” action, as defined in any Law, or to pay for the costs of any such action at any location;

(vi)          OPHI has not received, any notice, Order or other communication from any Governmental Authority, citizens’ group, employee or other individual or entity claiming that it or its business is or may be liable for personal injury or property damage related to any release, treatment, storage or disposal of, or exposure to, any Hazardous Material; and

(vii)        there are no underground storage tanks or related piping, or surface impoundments located on, under or at the Real Property or any other facility or property owned, leased, occupied, or used by OPHI, now or in the past, nor have any underground tanks or piping been removed from any of the Real Property.

(b) Schedule 4.12 contains an accurate and complete list of all environmental reports, audits and assessments prepared for and at the request of OPHI or in the possession of OPHI with respect to the Real Property, copies of which have been furnished herewith.

4.13 Compliance with Permits and Laws.

(a) Except as set forth on Schedule 4.13, OPHI is in compliance with all applicable Laws, and possesses and is in compliance with all Permits. Except as set forth on Schedule 4.13, since the date of OPHI most recent audited financial statements, OPHI has not received any written or oral notice from any Person alleging any material noncompliance with any applicable Law or Permit. Each Permit is valid and in full force and effect, and none of the Permits will lapse, terminate, expire or otherwise be impaired (as they relate to the right or authorization of OPHI) as a result of the performance of this Agreement by the OPHI, or the consummation of the Contemplated Transactions. Each Permit is listed on Schedule 4.13. There are no inquiries, demands, customer complaints or investigations with respect to any violation of Law being conducted by any Governmental Authority.

(b) Except as set forth on Schedule 4.13, OPHI is, and at all times has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by OPHI of, or a failure on the part of OPHI to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of OPHI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) OPHI has not received, at any time since the date of OPHI’s most recent audited financial statements, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of OPHI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Except as set forth on Schedule 4.13, OPHI has not received, at any time since the date of OPHI’s most recent audited financial statements, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (x) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (y) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

(c) Except as set forth on Schedule 4.13, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization.

(d) OPHI possesses all material Governmental Authorizations and such material Governmental Authorizations are in full force and effect. OPHI is, and its products are, in compliance in all material respects with all Governmental Authorizations, including, but not limited to, all laws, statutes, rules, regulations, or orders administered, issued or enforced by any other Governmental Authority having authority over OPHI.

(e) To the Officers’ Knowledge, during the five years preceding the date of this Agreement no officer, employee, consultant or agent of OPHI has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority.

(8)

4.14 Real Property and Leases.

(a) Except as set forth on Schedule 4.14, OPHI does not currently and never has owned any real property.

(b) Schedule 4.14 identifies the parcels of real property that constitute the Leased Real Property and lists the leases relating to such Leased Real Property (the “Leases”). OPHI has a valid and subsisting leasehold estate in the Leased Real Property. With respect to each Lease (i) such Lease is in full force and effect and all rents, required deposits and additional rents due to date pursuant to each Lease have been paid in full; (ii) there is no existing default by OPHI or, to the Officers’ Knowledge, any default by the lessor of such Lease; (iii) OPHI has not received any written notice that it is in default under any of its Leases; and (iv) to the Officers’ Knowledge, there exists no event, occurrence, condition or act (including the Contemplated Transactions), that with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a default by OPHI under any Lease.

(c) Neither the whole nor any portion of the Real Property has been condemned, requisitioned, or otherwise taken by any public authority, and no written notice of any such condemnation, requisition, or taking has been received by OPHI. To the Officers’ Knowledge, no such condemnation, requisition, or taking is threatened or contemplated. To the Officers’ Knowledge, there are no public improvements proposed or in progress that will result in special assessments against or otherwise adversely affect any of the Real Property. OPHI has not been notified in writing of future improvements by any public authority, any part of the cost of which would or might be asserted against any of the Real Property.

(d) The zoning of each parcel of Real Property permits the existing improvements and uses of OPHI, subject to no variances, conditional use permits or other special use restrictions.

(e) Each of the buildings, structures and improvements situated on the Real Property is in good condition and repair, reasonable wear and tear excepted. None of the buildings, structures and improvements situated on the Real Property, during the period of time during which such Real Property has been owned or leased by OPHI, has been damaged by fire or other casualty except for such damage as has been fully repaired and restored prior to the date of this Agreement. Each of the buildings, structures and improvements situated on the Real Property are located within the required set back, side yard and other conditions and requirements imposed by applicable Law with respect to such buildings, structures and improvements.

(f) All of the systems located at or on the Real Property, including, without limitation, heating, ventilation, plumbing, electrical and air conditioning systems, and wiring, paving, roofing and other amenities, are in good working order. There has not been any recent material interruption in the delivery of adequate service of any utilities, including, water supply, propane gas or natural gas, storm and sanitary sewer facilities, electric power and telephone facilities, or other public authorities required in the operation of the business currently conducted at the Real Property and OPHI has not experienced any material disruptions to its operations arising out of any recurring loss of electrical power, any water penetration, any flooding problems or limitations to access to public sewer and water, restrictions on septic service, etc. All utilities servicing the Real Property are publicly provided and maintained and such utilities are separately metered within each Real Property. To the Officers’ Knowledge, all of the streets, roads and avenues adjoining and/or adjacent to the Real Property are publicly owned and maintained without assessment or charge to OPHI. To the Officers’ Knowledge, no fact or condition exists which would result in the termination or impairment of the access of the Real Property to publicly dedicated roadways.

(g) All Leases shall continue in full force and effect at and after Closing and after the consummation of the Contemplated Transactions, including, without limitation, without interruption or legal impairment of the ability of OPHI to continue to operate in the ordinary course of business as of the Closing and thereafter for the applicable term of each such Lease.

4.15 Personal Property.

OPHI has good and marketable title to, or a valid leasehold interest in, each of the items of tangible personal property reflected on the Audited Financial Statements and Interim Financial Statements attached hereto as Exhibit B (the “Audited Financial Statements and Interim Financial Statements”) or thereafter (except for assets reflected thereon or thereafter that have been disposed of in the ordinary course of business, since the date of the Audited Financial Statements and Interim Financial Statements), free and clear of all Liens, except for Liens identified on Schedule 4.15. The tangible personal property is free from material defects and in good operating condition and repair (reasonable wear and tear excepted). Except for the personal property leases indicated on Schedule 4.15, no Person, other than OPHI, owns or utilizes any material equipment used by OPHI in the operation of its business. All of the tangible personal property and assets owned or leased by OPHI constitute all of the properties and assets used in the conduct of its business.

4.16 Intellectual Properties.

(a) Schedule 4.16 sets forth a complete and correct list of all of the following Intellectual Property: registered patents and pending patent applications, registered trademarks and pending trademark applications, material unregistered trademarks, registered copyrights and Internet domain names.

(b) Schedule 4.16 sets forth all material licenses (including software licenses) for which OPHI is a party either as a licensee or licensor (specifying its status) and any other material agreements under which OPHI grants or receive any rights to the Intellectual Property.

(c) OPHI owns and possesses all right, title and interest in and to, or have a valid and enforceable right or license to use OPHI’s Intellectual Property as currently being used;

(d) OPHI’s Intellectual Property is not subject to any Liens and is not subject to any restrictions or limitations regarding use or disclosure other than pursuant to written license agreements applicable thereto;

(e) To the Officers’ Knowledge, the issued patents and registered Intellectual Property, and the applications therefore, comprising OPHI’s Intellectual Property owned or used by OPHI are valid, subsisting, in full force and effect, and have not been cancelled, expired or abandoned;

(f) (i) OPHI has not infringed, misappropriated or otherwise conflicted with, any Intellectual Property of any third party; (ii) to the Officers’ Knowledge, the conduct of the businesses as currently conducted by OPHI does not infringe upon any Intellectual Property owned by any third party; and (iii) OPHI has not received any written notice regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party); and

(g) (i) To the Officers’ Knowledge, no third party has infringed, misappropriated or otherwise conflicted with any of OPHI’s Intellectual Property; and (ii) no such claims have been brought or threatened against any third party by OPHI; and (iii) except as set forth on Schedule 4.16: (x) all licenses listed on Schedule 4.16 are in full force and effect and will remain in full force and effect upon the consummation of the Contemplated Transactions and are enforceable in accordance with their respective terms, subject to the Enforceability Exceptions; (y) OPHI has performed all material obligations required to be performed by them pursuant to the licenses and agreements listed on Schedule 4.16; and (z) there is no existing or, to OPHI’s the Officers’ Knowledge, threatened default under or violation of any of the licenses or agreements listed on Schedule 4.16 by any other party thereto.

(h) OPHI has not transferred or licensed any OPHI Intellectual Property in the ninety (90) preceding the Closing Date.

(9)

4.17 Litigation.

(a) Except as set forth on Schedule 4.17, there are no, and since the date of OPHI’s most recent audited financial statements, there have been no, actions, suits, arbitrations, judgments, Proceedings, investigations or claims of any kind whatsoever, at law or in equity, pending or threatened in writing, against OPHI involving more than Ten Thousand Dollars ($10,000) in claims or damages individually. Except as set forth on Schedule 4.17, OPHI is not a party or subject to any Order from any Governmental Authority.

(b) Except as set forth in Schedule 4.17, there is no pending Proceeding: (i) that has been commenced by or against OPHI or that otherwise relates to or may affect the business of, or any of the assets owned or used by, OPHI; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Officers’ Knowledge, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. OPHI has delivered herewith copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 4.17.

(c) Except as set forth in Schedule 4.17, (i) OPHI is, and at all times since the date of OPHI’s most recent audited financial statements, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which OPHI, or any of the assets owned or used by OPHI, is subject; and (iii) OPHI has not received, at any time since the date of OPHI’s most recent audited financial statements, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which OPHI, or any of the assets owned or used by OPHI, is or has been subject.

4.18 Product Liability.

No claims alleging bodily injury or property damage as a result of any defect in any vehicle or the breach of any duty to warn, test, inspect or instruct of dangers therein (each a “Product Liability Claim”), have been made or threatened against OPHI since the date of OPHI’s most recent audited financial statements. To the Officers’ Knowledge, there are no defects in the vehicles sold by OPHI which could result in a Product Liability Claim, and there has not been any failure by OPHI to warn, test, inspect or instruct of dangers which could form the basis for a product recall or any Product Liability Claim against OPHI.

4.19 Material Suppliers and Customers.

Schedule 4.19 sets forth the twenty (20) largest suppliers in terms of inventory and purchases (“Material Suppliers”) and any repeat customers that are material in terms of sales (“Material Customers”) of OPHI on a consolidated basis, in each case for the twelve (12) months ended December 31, 2012, 2011 and 2010. Except as set forth on Schedule 4.19, since December 31, 2009, no Material Customer has canceled or otherwise terminated or made any threats to cancel or otherwise terminate, its relationship with OPHI or to materially decrease its purchases from OPHI. Except as set forth on Schedule 4.19, since December 31, 2009, no Material Supplier has canceled or otherwise terminated or to the Officers’ Knowledge made any threats to cancel or otherwise terminate, its relationship with OPHI or to materially decrease its sales of supplies to OPHI. Except as set forth on Schedule 4.19, since December 31, 2009, OPHI has not experienced, and there does not exist, any material quality control or similar problems with the products currently being supplied or on order from the Material Suppliers.

4.20 Insurance.

(a) . Schedule 4.20 contains an accurate and complete list of all insurance policies owned, held by or applicable to OPHI (or its assets or business). All such policies are in full force and effect, all premiums that are due and payable with respect thereto have been paid, and no written notice of denial of coverage, cancellation or termination has been received with respect to such policies. Such policies are valid, outstanding and enforceable policies. Except as set forth on Schedule 4.20, to the Officers’ Knowledge, in the past twelve (12) months, no event specific to OPHI has occurred which could reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a material prospective upward adjustment in such premiums. Except as set forth on Schedule 4.20, OPHI does not have any self-insured or co-insurance programs.

(b) OPHI has delivered herewith: (i) true and complete copies of all policies of insurance to which OPHI is a party or under which OPHI, or any director or officer of OPHI, is or has been covered at any time within the three (3) years preceding the date of this Agreement; (ii) true and complete copies of all pending applications for policies of insurance; and (iii) any statement by the auditor of OPHI's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(c) OPHI has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(d) OPHI has paid all premiums due, and have otherwise performed its obligations, under each policy to which OPHI is a party or that provides coverage to OPHI or any director or officer of OPHI.

(e) OPHI has given timely notice to the insurer of all claims that may be insured thereby.

(f) Schedule 4.20 sets forth (i) each contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by or to OPHI; and (ii) all obligations of OPHI to third parties with respect to insurance (including such obligations under leases and service agreements) and the policy under which such coverage is provided.

(10)

4.21 Related Party Transactions.

Except as set forth in Schedule 4.21, no employee, officer, director, stockholder, partner or member of OPHI, or any member of his or her immediate family (each a “Related Person”) (a) owes any amount to OPHI nor does OPHI owe any amount to, or has OPHI committed to make any loan or extend or guarantee credit to or for the benefit of any Related Person (other than any participant loans under OPHI Plan and any payments to, and reimbursement of fees and expenses of, employees, directors and officers of OPHI in the ordinary course of business), (b) owns any property or right, tangible or intangible, that is used by OPHI or (c) has any claim or cause of action against OPHI, other than claims for accrued compensation or benefits arising in the ordinary course of employment or under OPHI’s Plan.

4.22 Sufficiency of Assets.

Except as set forth on Schedule 4.22, the buildings, plants, structures, and equipment of OPHI are structurally sound, are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of OPHI are sufficient for the continued conduct of the businesses of OPHI after the Closing in substantially the same size, scope and manner as heretofore conducted and as proposed to be conducted hereafter by the Parties hereto.

4.23 Banking Relationships.

Schedule 4.23 sets forth a complete and accurate description in all material respects of all arrangements that OPHI has with any banks, savings and loan associations or other financial institutions providing for any accounts, including, without limitation, checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of OPHI in respect of any of the foregoing (collectively, the “Business Accounts”). No person holds any power of attorney or similar authority from OPHI with respect to any such accounts.

4.24 Certain Payments.

Neither OPHI nor any director, officer, agent, or employee of OPHI, or to Officers’ Knowledge any other Person associated with or acting for or on behalf of OPHI, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of OPHI, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of OPHI.

4.25 Full Disclosure.

No representation or warranty by OPHI contained in this Agreement, in the Schedules attached hereto or in any certificate or other document furnished or to be furnished by OPHI to OPHI in connection herewith or pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement contained herein or therein not misleading. No notice given pursuant to the terms and conditions hereto will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading. There is no fact known to the Officers’ or OPHI that has specific application to OPHI (other than general economic or industry conditions) and that materially adversely affects or, as far as OPHI can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of OPHI that has not been set forth in this Agreement or in a Schedule attached hereto.

4.26 Legal Proceedings.

There is no Order and no action, suit, arbitration, Proceeding, investigation or claim of any kind whatsoever, in law or in equity, pending or, to the Officers’ Knowledge, threatened against OPHI, which would give a third party the right to enjoin or rescind the Contemplated Transactions or otherwise prevent the Parties from complying with the terms and provisions of this Agreement.

4.27 Filings with U.S. Securities and Exchange Commission.

All of the statements and disclosures made in OPHI’s filings with the U.S. Securities and Exchange Commission to date were, to the Officers’ Knowledge, true and correct on the date when made. To the Officers’ Knowledge, no filing made by OPHI with the U.S. Securities and Exchange Commission to date contained any misstatement or omission.

(11)

ARTICLE V

RECIPROCAL REPRESENTATIONS

5.1 Each Party hereto hereby acknowledges, represents and warrants and agrees to the other as follows regarding the shares which such Party is to acquire pursuant to this Agreement (such shares are referred to herein as the “Shares”). Each of the Parties are referred to in this Article V as either the “Subscriber” or the “Seller” as such title may apply thereto with regard to the Shares; OPHI is the Subscriber of the Kenactiv Alliance Shares and Kenactiv is the Subscriber of the OPHI Shares.

(a) The Shares are not registered under the Act or any state securities laws. The Subscriber understands that the offering, sale and the issuance of the Shares are intended to be exempt from registration under the Act pursuant to Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of such Subscriber contained in this Agreement. The Shares are restricted securities, as such term is defined under the Act and each Share shall bear a legend substantially in the form set forth below. The Seller makes no undertaking to register the Shares at any time except as expressly set forth herein.

(b) The Subscriber has had ample opportunity to request and review information pertaining to the Seller. The Subscriber has been provided with an opportunity to consult with Subscriber’s own attorney, accountant, subscriber representative and/or tax adviser (collectively, the “Advisers”) and opportunity for such Advisers to carefully review all information pertaining to investment in the Shares. All documents, records, and books pertaining to the investment in the Shares have been made available for inspection by the Subscriber and its Advisers.

(c) The Subscriber has had reasonable opportunity to ask questions of, and receive answers from, the Seller’s chief executive officer concerning the business and financial condition of the Seller, and all such questions have been answered to the full satisfaction of the Subscriber.

(d) In evaluating the suitability of an investment in the Seller, the Subscriber has not relied upon any representation or other information (oral or written) other than as stated herein or as contained in documents delivered to the Subscriber or answers furnished in writing to the Subscriber or its Advisers in response to questions delivered to the Seller.

(e) The Subscriber is unaware of, is in no way relying on, and did not become aware of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and is not subscribing for the Shares and did not become aware of the Shares through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

(f) The Subscriber, together with its Advisers, as the case may be, has such knowledge and experience in financial, tax, and business matters and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Contemplated Transactions to evaluate the merits and risks of an investment in the Shares and the Seller and to make an informed investment decision with respect thereto.

(g) The Subscriber is not relying on the Seller or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares and the Subscriber has relied only on the advice of its Advisers in such regard.

(h) The Subscriber is acquiring the Shares solely for such Subscriber’s own account for investment purposes only and not with a view to resale or distribution thereof, in whole or in part. The Subscriber has no agreement or arrangement with any person to sell or transfer all or any part of the Shares and the Subscriber has no plans to enter into any such agreement or arrangement.

(i) The Subscriber must bear the substantial economic risks of the investment in the Shares indefinitely because the Shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. A Legend as follows will be placed on each certificate representing the Shares to the effect that they have not been registered under the Act or applicable state securities laws and appropriate notations thereof will be made in the Seller’s stock books; there can be no assurance that there will be any market for resale of the Shares, nor can there be any assurance that the Shares will be freely transferable at any time in the foreseeable future:

(12)

For the OPHI Shares:

THESE SHARES OF COMMON STOCK OF ORGANIC PLANT HEALTH, INC. (“ophi”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY ophi OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ophi TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

For the Kenactiv Alliance Shares:

THESE SHARES OF COMMON STOCK OF Kenactiv Innovations Inc. ORGANIC PLANT HEALTH, INC. (“kenactiv”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY kenactiv OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO kenactiv TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

(j) The Subscriber is aware that investment in the Shares involves significant risks, many of which cannot be foreseen as of this date, and the Subscriber has carefully considered such risks regarding investment in the Seller. The Subscriber acknowledges that the investment in the Shares may result in the entire loss of investment capital and there can be no certainty or assurance of actual outcomes.

(k) The Subscriber and the Advisers, if any, have had the opportunity to obtain any and all additional information, to the extent the Seller has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information and all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Seller provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition and business of the Seller deemed relevant by the Subscriber or the Advisers, if any, and all such requested information, to the extent the Seller had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Subscriber and the Advisers.

(l) The Subscriber acknowledges that any estimates or forward-looking or similar statements have been prepared by the Seller in good faith but that the attainment of any such estimates or forward-looking or similar statements cannot be guaranteed by the Seller and may not be relied upon in respect of assurances or guarantees of actual outcomes.

(m) Promptly after receipt of a request from the Seller, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Seller is subject.

(n) The Subscriber acknowledges that the Shares have not been recommended nor approved by any federal or state securities commission or regulatory authority. In making an investment decision the Subscriber must rely on its own examination of the Seller and the terms of the Purchase, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement or any ancillary materials delivered in connection herewith. Any representation to the contrary is a criminal offense. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(13)

ARTICLE VI

CONDITIONS PRECEDENT; RELATED COVENANTS

6.1. Closing Efforts.

Each of the Parties hereto shall use its commercially reasonable efforts (“Reasonable Efforts”) to take all actions and to do all things necessary, proper or advisable to consummate the Contemplated Transactions, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date; and (ii) the conditions to the obligations of the other Party to consummate the transaction are satisfied.

6.2. Conditions Precedent to Obligations of OPHI.

The obligations of OPHI to transfer the OPHI Shares and for OPHI to purchase the Kenactiv Alliance Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Kenactiv set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Kenactiv set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

6.3. Conditions Precedent to Obligations of Kenactiv.

The obligations of Kenactiv to sell the Kenactiv Alliance Shares and purchase the OPHI Shares at the Closing are subject to the fulfillment of the condition that, at the Closing, the representations and warranties of OPHI set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of OPHI set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

6.4. Covenants of OPHI at the Closing.

At or prior to the Closing, OPHI shall have taken the following actions, in each, the effectiveness of which shall depend of the Closing:

(a)             OPHI shall have taken such actions as are necessary to change its Board of Directors to include Christopher Galvin, William Styles and Cameron Adair.

(b)            OPHI and William Styles shall have entered into an employment contract having a term of no less than three (3) years. Such employment contract shall include terms and conditions acceptable to Mr. Styles and to Kenactiv’s management.

(c)             OPHI and Alan Talbert shall have entered into an employment contract having a term of no less than three (3) years. Such employment contract shall include terms and conditions acceptable to Mr. Talbert and to Kenactiv’s management.

(14)

ARTICLE VII

POST-CLOSING COVENANTS

7.1. Covenants.

Each of the Parties hereby covenants and agrees to take such actions as shall be necessary to implement each of those actions described in this Article VII following the Closing.

(a)             OPHI shall change its name to Kenactiv Innovations, Inc. as soon as practicable.

(b)            OPHI shall register the OPHI Shares with the U.S. Securities and Exchange Commission on a Registration Statement. Upon effectiveness of the registration of the OPHI Shares, OPHI shall commence a short-form tender/exchange offer with all Kenactiv shareholders (accredited and non-accredited) which shall permit them to tender any and all shares of Kenactiv stock, other than the Kenactiv Alliance Shares, which such shareholders possess in exchange for the OPHI Shares at a ratio equal to (x) 54,062,885, over (y) the number of shares of Kenactiv stock outstanding, other than the Kenactiv Alliance Shares.

(c)             OPHI shall take Reasonable Efforts to ensure that the OPHI shares held by current and former officers and directors of Kenactiv, and shareholders formerly holding 10% or more of the issued and outstanding shares of Kenactiv can be exchanged for OPHI shares following the effective date of the Registration Statement filed by OPHI.

(d)            OPHI shall take all necessary actions to comply with federal securities law, including but not limited to Section 14(e) and Regulation 14E of the Exchange Act of 1934, as amended.

(e)             OPHI shall take any and all necessary actions to comply with such state Blue sky laws as may apply to the tender/exchange of the shares of OPHI and Kenactiv, and OPHI shall review shareholder domicile as necessary to ensure such compliance.

(f)             Following the Closing, Kenactiv shall be deemed to be the accounting survivor of OPHI.

(g)            Kenactiv shall be merged into the OPHI Subsidiary as soon as practicable following the Closing Date. The Kenactiv Alliance Shares will be retired together with any and all Kenactiv shares tendered to OPHI by Kenactiv shareholders.

(h)            Kenactiv shall invest up to Three Hundred and Fifty Thousand U.S. Dollars ($350,000) in OPHI (the “Kenactiv Investment”). The timing, ultimate amount of and use of the Kenactiv Investment shall be at the sole discretion of Kenactiv.

(i)              Kenactiv shall provide managerial support and financial support, when Kenactiv deems prudent, to assist OPHI in servicing its current and long-term debt and accounts payables. The debt which has been incurred by OPHI will be negotiated by Kenactiv management to provide solutions to debt service based upon payment schedules and/or conversion of debt into equity of the combined companies. Kenactiv will not be responsible for paying debt out of proceeds of the capital formation taking place upon the close of the Contemplated Transaction or from the Kenactiv Investment. OPHI will operate on its own profit and loss statement and debt will be serviced out of cash flow generated by OPHI. OPHI shall (i) provide Kenactiv with details related to all liabilities, and any re-payment arrangements, verbal or written, made by OPHI as of the date of Closing, and such liabilities shall be included on Schedule 4.6 hereto; (ii) take all appropriate actions available to preserve OPHI’s tax loss carry forwards; and (iii) use its best efforts to maintain the effectiveness of the currently outstanding Registration Statement on Form S-1; and (iv) not issue any additional shares from such Registration Statement S-1.

(j)              OPHI shall indemnify Kenactiv from any and all liabilities not set forth on Schedule 4.6 hereto. Should any liabilities not set forth on Schedule 4.6 be discovered (“Undisclosed Liabilities”), Kenactiv shall be issued that number of additional shares of the common stock of OPHI as are equal to the total amount of Undisclosed Liabilities divided by the price of OPHI common stock on the date of the Closing (“Additional Shares”). Such Additional Shares, upon issuance, shall be held in treasury by OPHI until such time that the Undisclosed Liabilities are written off by OPHI, or paid by OPHI following demand by the creditor, at which time the Additional Shares shall be retired or paid to Kenactiv, as the case may be.

(k)            Kenactiv will take all necessary actions to increase the authorized number of shares of common stock to permit the transactions contemplated by this Agreement.

(15)

ARTICLE VIII

GENERAL PROVISIONS; OTHER AGREEMENTS

8.1. Press Releases.

Other than any required filings under the Federal securities laws, none of the Parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the Contemplated Transactions, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either Party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing Party shall consult with the other Party prior to making such disclosure, and the Parties shall use all Reasonable Efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the Parties.

8.2. Confidential Information.

Except as and to the extent required by law, each Party agrees that it shall not disclose or use, and it shall cause its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other Party furnished, or to be furnished, by either Party or its representatives to the other Party or its representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the Contemplated Transactions. “Confidential Information” means any non-public information about one Party provided to the other hereunder; provided, however, that Confidential Information does not include information which the receiving Party can demonstrate (i) is generally available to or known by the public other than as a result of improper disclosure by the receiving Party; or (ii) is obtained by the receiving Party from a source other than the disclosing Party, provided further that such source was not bound by a duty of confidentiality to the disclosing Party with respect to such information.

8.3. Tax-Free Transaction.

From and after the date of this Agreement, the Parties shall use all Reasonable Efforts to cause the Contemplated Transactions to qualify, and shall not knowingly take any actions or permit any actions to be taken that could reasonably be expected to prevent said transactions from qualifying as a "reorganization" under Section 368(a) of the Code. This Agreement shall be, and hereby is, adopted by the Parties as a plan of reorganization for purposes of Section 368 of the Code.

8.4. Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and given or made (i) by personal delivery; (ii) by facsimile with evidence of receipt; or (iii) by recognized overnight courier service at the addresses set forth in this Agreement, or at such other address as any Party hereto may subsequently furnish in writing to the other Party.

8.5. Expenses.

Regardless of whether the Contemplated Transactions are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party hereto incurring such costs and expenses.

8.6 Assignability.

This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by either Party without the written consent of the other Party hereto.

8.7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

8.8. Headings.

Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

8.9. Entire Agreement.

This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

8.10. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the Parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other Party hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

8.11. Amendment.

Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the Parties hereto.

8.12. Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

(16)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

Kenactiv Innovations Inc.

By: /s/ Christopher Galvin

Name: Christopher Galvin

Title: Chairman/CEO

Organic Plant Health, Inc.

By: /s/ William Styles

Name: William Styles

Title: Chief Executive Officer

(17)

Schedules

Exhibits

Exhibit A: Consulting Agreement between OPHI and Bespoke Growth Partners

Exhibit B: Audited Financial Statements and Interim Financial Statements